[LETTERHEAD OF NORTON ROSE]

                                           Your Reference

Direct Line +44 (0)20 7444 3091
email: adamsnch@nortonrose.com
                                           Our Reference
                                           NCHA/AA43549
1 October 2002
                                                                  CONFORMED COPY
HSBC Holdings plc
8 Canada Square
London
E14 5HQ


Dear Sirs

We have acted as legal advisers in England to HSBC Holdings plc ("HSBC") in connection with the registration under the US Securities Act of 1933, as amended (the "Securities Act") of (i) subordinated debt securities; and (ii) non-cumulative dollar-denominated preference shares of US$0.01 each (the "dollar preference shares"), together having an aggregate initial offering price of up to US$3,750,000,000, pursuant to the registration statement on Form F-3 (the "Registration Statement") filed under the Securities Act with the Securities and Exchange Commission (the "Commission") on 1 October 2002 and have been asked to render the following opinion.

We have examined each of the following documents:

1    a copy of the Registration Statement;

2 a copy of the resolutions passed by the shareholders of HSBC at general meetings held on 26 May 2000 and 31 May 2002; and

3    a copy of the Memorandum and Articles of Association of HSBC;

and such other documents as we have considered necessary or appropriate to enable us to express the opinion set forth herein.

For the purposes of this opinion, we have assumed:

(a) the completeness and authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us; and

(b) that the resolutions referred to above were duly passed and have not been amended or rescinded and are in full force and effect.

This opinion letter is confined to, and is given solely on the basis of, the laws of England as applied by the English Courts as at the date hereof. We do not purport to be qualified to comment upon, nor have we made any investigation into, nor do we express any opinion as to, the laws of any jurisdiction other than those of England in effect on the date hereof as applied by the English Courts.

Based upon and subject to the foregoing and subject to any matters, documents or events not disclosed to us by the parties concerned, we are of the opinion that:

(a) HSBC is a company duly incorporated and validly existing as a public limited company under the laws of England and Wales; and

(b) authority to allot dollar preference shares has been granted by the shareholders of HSBC up to the aggregate nominal value of the dollar preference shares in the capital of HSBC at the date hereof (being US$100,000) and, subject to the Directors of HSBC resolving to allot such shares, when the dollar preference shares of any series are duly allotted (subject to any conditions required by the Directors of HSBC to be satisfied prior to allotment) and issued and payment therefor is duly made in full as contemplated in the Registration Statement, the dollar preference shares of such series will be validly issued and fully paid under the laws of England; and

(c) under the laws of England, no personal liability, as against HSBC, attaches to the registered holders of fully paid dollar preference shares by reason only of their being registered holders thereof.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters. It may not be relied upon by you for any other purpose or furnished in whole or in part to any other person, firm, corporation, government agency or authority without our prior written consent. This opinion is addressed solely to you and may not be relied upon by any other person.

We hereby consent to the use of our name in the Prospectus forming part of the Registration Statement in the form and context in which it appears therein and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours faithfully,

/s/   Norton Rose